Exhibit 10(k)

WAL-MART STORES, INC.

STOCK INCENTIVE PLAN OF 1998

As amended January 15, 2004.

1.1 Purpose. Wal-Mart Stores, Inc. (“Wal-Mart”) believes it is important to provide incentives to Wal-Mart’s Associates and its Non-Associate Directors through participation in the ownership of Wal-Mart and otherwise. This Wal-Mart Stores, Inc. Stock Incentive Plan of 1998 (the “Plan”) is established to provide incentives to certain Associates and the Non-Associate Directors to enhance their job performance, to motivate them to remain or become associated with Wal-Mart and its Affiliates, and to increase the success of Wal-Mart. The Plan is not limited to executive officers or directors of Wal-Mart, but will be available to provide incentives to any Associate that the Committee believes has made or may make a significant contribution to Wal-Mart or an Affiliate of Wal-Mart.

DEFINITIONS

2.1 “Affiliate” means any corporation, company limited by shares, partnership, limited liability company, business trust, other entity or other business association that is now or hereafter controlled by Wal-Mart.

2.2 “Associate” means any person employed by Wal-Mart or any Affiliate.

2.3 “Board” means the Board of Directors of Wal-Mart.

2.4 “Cause” means, in the context of termination of an Associate’s employment, the Associate’s commission of any act deemed inimical to the best interest of Wal-Mart or any Affiliate or failure to perform satisfactorily his or her assigned duties, each as determined in the sole discretion of the Committee.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means (1) as to Associates who are Section 16 Persons and as to Performance Based Awards, the Compensation and Nominating Committee of the Board and (2) as to all other Associates, the committee appointed by the Board to administer the Plan or a particular feature of the Plan.

2.7 “Continuous Status as an Associate” means the absence of any interruption or termination of the employment relationship between an Associate and Wal-Mart or an Affiliate. Continuous Status as an Associate shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; or (iii) any other leave of absence approved by Wal-Mart, provided that leave does not exceed one year, unless re-employment upon the expiration of that leave is guaranteed by contract or law or unless provided otherwise by a policy of Wal-Mart.

2.8 “Delaware Law” means the Delaware General Corporation Law, as amended.

2.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder.

2.10 “Fair Market Value” means, as of any date, the composite closing sales price for a Share (a) as noted in the Wall Street Journal (or if no trading in Shares occurred on that date, on the last day on which Shares were traded) or (b) if the Shares are not listed for trading, the value of a Share as determined in good faith by Committee.

2.11 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.

2.12 “Non-Associate Director” means a director of Wal-Mart who is not an Associate.

2.13 “Nonqualified Option” means an Option not intended to qualify as an Incentive Stock Option.

2.14 Notice of Plan Award” means the agreement or other document governing any grant of Restricted Stock, Restricted Stock Rights or Stock Appreciation Rights.

2.15 “NYSE” means the New York Stock Exchange or any successor organization thereto.

2.16 “Option” means a stock option to acquire a certain number of the Subject Shares granted pursuant to the Plan.

2.17 “Option Notification” means the agreement or other document governing any Incentive Stock Option or Nonqualified Option granted under the Plan.

2.18 “Optioned Stock” means the Shares subject to an Option.

2.19 “Optionee” means an Associate or other person who receives an Option.

2.20 “Parent/Subsidiary Corporation” means a “parent corporation” (within the meaning of Code Section 424(e)) or a “subsidiary corporation” (within the meaning of Code Section 424(f)) of Wal-Mart.

2.21 “Performance Based Award” means a Plan Award that the Committee designates as a “Performance Based Award” and that is granted to a “covered employee” (as defined in Code Section 162(m)(3)) or to an Associate that the Committee determines might become a “covered employee.”

2.22 “Plan” means this Wal-Mart Stores, Inc. Stock Incentive Plan of 1998, as amended from time to time.

2.23 “Plan Award” means any Option, Restricted Stock Award, Restricted Stock Right Award or Stock Appreciation Right.

2.24 “Recipient” means an Associate or Non-Associate Director who has received a Plan Award.

2.25 “Restricted Stock” means Shares awarded to a Recipient pursuant to a Restricted Stock Award that are subject to a Restriction and all non-cash proceeds of those Shares that are subject to a Restriction.

2.26 “Restricted Stock Award” means the award of Shares subject to one or more Restrictions under the Restricted Stock feature of the Plan and the terms and conditions of that award.

2.27 “Restricted Stock Right” means a right awarded to an Associate that, subject to Section 8.2, may result in Associate’s ownership of Shares upon the completion of, but not before, the Vesting Period.

2.28 “Restricted Stock Right Award” means the award of Restricted Stock Rights in accordance with the terms of the Plan and such other terms and conditions described in the Notice of Plan Award.

2.29 “Restriction” means the contractual condition(s) contained in a Restricted Stock Award, Restricted Stock Right Award or the Plan that if not met will result in the forfeiture to Wal-Mart of some or all of the Shares issued to the Recipient pursuant to that Restricted Stock Award and the non-cash proceeds of those Shares or in the forfeiture of that Restricted Stock Right awarded to and held by an Associate.

2.30 “Section 16 Person” means any Associate who is required to file reports under Section 16 of the Exchange Act and the Non-Associate Directors.

2.31 “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations adopted thereunder.

2.32 “Shares” means shares of the Common Stock, $.10 par value per share, of Wal-Mart.

2.33 “Stock Appreciation Right” means a right granted to a Recipient pursuant to the Stock Appreciation Rights feature of the Plan.

2.34 “Subject Shares” means the 80,000,000 Shares reserved for issuance under the Plan.

2.35 “Vesting Period” means the period described in the Notice of Plan Award during which an Associate must remain continuously employed in order to qualify for Shares or Subject Shares, as the case may be, under the terms of the Plan and any Restricted Stock Right Award.

SHARES SUBJECT TO THE PLAN

3.1 The Subject Shares may be authorized, but unissued Shares or treasury Shares held by Wal-Mart or an Affiliate. Shares reserved for issuance pursuant to an Option that expire, are forfeited or otherwise are no longer exercisable or that are reacquired by Wal-Mart pursuant to the terms of the Plan or a Plan Award, may be the subject of a new Plan Award. No fractional shares may be issued under the Plan. If a stock split, reverse stock split, stock dividend or other combination occurs as to the Shares, the number of Shares reserved for issuance pursuant to the Plan shall be proportionally increased or decreased, as the case may be.

Notwithstanding the foregoing, (1) Shares withheld from Restricted Stock Awards in order to satisfy tax withholding requirements, (2) shares already owned by an Optionee and used pay all or a portion of the exercise price of Shares subject to an Option, and (3) any other shares reacquired by Wal-Mart after such Shares have been issued (or, in the case of Open Market Shares, have been delivered), other than Restricted Stock that is forfeited or reacquired by Wal-Mart without lapse of the Restrictions, shall not become Subject Shares to the extent such Shares are withheld, tendered, or reacquired by Wal-Mart after June 5, 2008.

ADMINISTRATION

4.1 The Committee will administer the Plan and will grant all Plan Awards. The Plan and Plan Awards to Section 16 Persons shall be administered by the Committee in compliance with Rule 16b-3 adopted under the Exchange Act (“Rule 16b-3”). With respect to Performance Based Awards, the Plan shall be administered by a committee of the Board comprised solely of two or more outside directors, as defined in Code Section 162(m)(4)(C).

4.2 The Committee shall have these duties as to the Plan:

(a)	to establish rules, procedures, and forms governing the Plan;

(b)	to interpret and apply the provisions of the Plan and any Plan Award;

(c)	to recommend amendments of the Plan to the Board;

(d)	to determine those Associates and Non-Associate Directors who will be Recipients and what Plan Awards will be made to them;

(e)	to set the terms and conditions of any Plan Award;

(f)	to determine the Fair Market Value of the Shares; and

(g)	to amend the terms of any Plan Award or to waive any conditions or obligations of a Recipient under or with respect to any Plan Award.

4.3 Except for the administration of Performance Based Awards and matters under the Plan affected by Section 16 of the Exchange Act and the rules adopted thereunder, the Committee may delegate its duties under the Plan to one or more administrators, who may be Associates of Wal-Mart.

4.4 If the Committee intends that a Plan Award qualify for the performance-based compensation exception under Code Section 162(m)(4)(C), the Committee will exercise its discretion to qualify the Plan Award for that exception. All actions taken or determinations made by the Committee, in good faith, with respect to the Plan, a Plan Award or any Notification shall not be subject to review by anyone, but shall be final, binding and conclusive upon all persons interested in the Plan or any Plan Award.

PARTICIPATION

5.1 All Associates whom the Committee determines have the potential to contribute significantly to the success of the Company, as well as Non-Associate Directors, may participate in the Plan, although Non-Associate Directors may not receive Incentive Stock Options. An Associate or Non-Associate Director may be granted one or more Plan Awards, unless prohibited by applicable law and subject to the limitations under Code Section 422 with respect to Incentive Stock Options.

STOCK OPTIONS

6.1 Term of Options. Wal-Mart may grant Options covering the Subject Shares to Associates or Non-Associate Directors. The term of each Option shall be the term stated in the Option Notification; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than 10 years from the date of grant unless the Incentive Stock Option is granted to an Optionee who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of Wal-Mart or any Parent/Subsidiary Corporation, in which case the term may not exceed 5 years from the date of grant.

Each Option shall be a Nonqualified Option unless designated otherwise in the Option Notification. Notwithstanding the designation of an Option, if the aggregate Fair Market Value of Shares subject to Incentive Stock Options that are exercisable for the first time by an Optionee during a calendar year exceeds $100,000 (whether due to acceleration of exercisability, miscalculation or error), the excess Options shall be treated as Nonqualified Options.

6.2 Option Exercise Price and Consideration. The per Share exercise price of an Option shall be determined by the Committee in its discretion, except that the per Share exercise price for an Incentive Stock Option shall be 100% of the Fair Market Value of a Share on the date of grant unless the Associate to whom the Incentive Stock Option is granted owns stock representing more than 10% of the voting power of all classes of stock of Wal-Mart or any Parent/Subsidiary Corporation at the time of the grant, in which case the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant. The type of consideration in which the exercise price of an Option is to be paid shall be determined by the Committee in its discretion, and, in the case of an Incentive Stock Option, shall be determined at the time of grant.

6.3 Exercise of Options. An Option shall be deemed to be exercised when the person entitled to exercise the Option gives notice of exercise to Wal-Mart in accordance with the Option’s terms and Wal-Mart receives full payment for the Shares as to which the Option is exercised or other provision for such payment is made in accordance with procedures established by the Committee from time to time.

6.4 Termination of Employment. If an Optionee’s Continuous Status as an Associate is terminated, the Optionee may, subject to Wal-Mart’s right to terminate the Associate for Cause, exercise Options vested as of the termination date to the extent set out in Optionee’s Option Notification. Incentive Stock Options may be exercised only within 60 days (or other period of time determined by the Committee at the time of grant of the Option and not exceeding 3 months) after the date of the termination (but in no event later than the expiration date of the term of that Option as set forth in the Option Notification), and only to the extent that Optionee was entitled to exercise the Incentive Stock Option at the date of that termination. To the extent the Optionee is not entitled to or does not exercise an Option at the date of that termination or within the time specified herein or in the Option Notification, the Option shall terminate. During a period for which the Optionee is subject to administrative suspension from employment, the Optionee’s right to exercise Options will be suspended.

6.5 Disability of Optionee. Notwithstanding the provisions of the immediately preceding paragraph, in the case of an Optionee’s Incentive Stock Option, if the Optionee’s Continuous Status as an Associate is terminated as a result of his or her total and permanent disability (as defined in Code Section 22(e)(3)), Optionee may, but only within 12 months from the date of that termination (but in no event later than the expiration date of the term of that Option as set forth in the Option Notification), exercise an Incentive Stock Option to the extent otherwise entitled to exercise it at the date of that termination. To the extent the Optionee is not entitled to exercise an Incentive Stock Option at the date of termination, or if Optionee does not exercise that Incentive Stock Option to the extent so entitled within the time specified herein, the Incentive Stock Option shall terminate.

6.6 Reload Options. If an Optionee exercises an Option (the “Original Option”) while the Optionee is an Associate or a Non-Associate Director by paying all or a portion of the exercise price of the Shares subject to the Original Option by tendering to Wal-Mart Shares owned by that person, an Option to purchase the number of Shares used for this purpose by the Associate or the Non Associate Director, as the case may be (the “Reload Option”) may, at the Committee’s discretion, be granted to the Associate, as a part of the Original Option, as evidenced in the Optionee’s Option Notification. The Reload Option may be exercised at any time during the term of the Original Option, under the terms and conditions, and subject to any limitations as may be placed on that exercisability in the Notification.

6.7 Non-transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner except by testamentary devise or by the laws of descent or distribution or in those circumstances expressly permitted by the Committee.

6.8 Withholding. The Committee may withhold any amounts necessary to collect any withholding taxes, or Shares up to the minimum number required for tax withholding, upon the taxable event relating to an Option.

RESTRICTED STOCK

7.1 Grant of Restricted Stock Awards. Wal-Mart may make Restricted Stock Awards to those Associates or Non-Associate Directors the Committee may determine in its sole discretion. Restricted Stock Awards may be made with respect to up to an aggregate of 16,000,000 Subject Shares. Each Restricted Stock Award shall have those terms and conditions that are expressly set forth in, or are required by, the Plan and any other terms and conditions as the Committee making the Restricted Stock Award may determine in its discretion.

7.2 Dividend Receipt; Voting. While any Restriction applies to any Recipient’s Restricted Stock, (i) the Recipient shall receive the dividends paid on the Restricted Stock and shall not be required to return those dividends to Wal-Mart in the event of the forfeiture of the Restricted Stock, (ii) the Recipient shall receive the proceeds of the Restricted Stock in any stock split, reverse stock split, recapitalization, or other change in the capital structure of Wal-Mart, which proceeds shall automatically and without need for any other action become Restricted Stock and be subject to all Restrictions then existing as to the Recipient’s Restricted Stock and (iii) the Recipient shall be entitled to vote the Restricted Stock during the Restriction period.

7.3 Issuance of Restricted Stock. The Restricted Stock will be issued to each Recipient subject to the understanding that while any Restriction applies to the Restricted Stock, the Recipient shall not have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any shares of Restricted Stock or any interest therein. As a result of the retention of rights in the Restricted Stock by Wal-Mart, except as required by any law, neither any shares of the Restricted Stock nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Recipient, whether as the direct or indirect result of any action of the Recipient or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

7.4 Forfeiture. Unless expressly provided for in the Restricted Stock Award made to a Recipient, any Restricted Stock held by the Recipient at the time the Recipient ceases to be an Associate for any reason shall be forfeited by the Recipient to Wal-Mart and automatically re-conveyed to Wal-Mart.

7.5 Withholding. The Committee may withhold any amounts necessary to collect any withholding taxes, or Shares up to the minimum number required for tax withholding, with respect to any Restricted Stock Award or upon the fulfillment of the Restriction in that Restricted Stock Award.

7.6 Compliance with Law. The making of Restricted Stock Awards and issuance of any Restricted Stock is subject to compliance by Wal-Mart with all applicable laws. Wal-Mart need not issue or transfer Restricted Stock pursuant to the Plan unless Wal-Mart’s legal counsel has approved all legal matters in connection with the issuance and delivery of the Restricted Stock.

7.7 Evidence of Share Ownership. The Restricted Stock will be book-entry shares only unless the Committee decides to issue certificates to evidence shares of the Restricted Stock. Any stock certificate(s) representing the Restricted Stock issued to a Recipient that is so issued shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE WAL-MART STORES, INC. STOCK INCENTIVE PLAN OF 1998 (THE “PLAN”) AND ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON THEIR TRANSFER AND TO FORFEITURE TO WAL-MART STORES, INC. IF CERTAIN CONDITIONS ARE NOT MET. THOSE RESTRICTIONS AND CONDITIONS ARE SET FORTH IN THE PLAN AND IN THE RESTRICTED STOCK AWARD PURSUANT TO WHICH THOSE SHARES WERE ISSUED TO THE REGISTERED HOLDER THEREOF.

Wal-Mart will place stop-transfer instructions with respect to all Restricted Stock on its stock transfer records.

7.8 Deferral of Restricted Stock. In the discretion of the Committee, any Recipient of Restricted Stock may elect to defer his or her Restricted Stock in accordance with rules and procedures established by the Committee.

RESTRICTED STOCK RIGHT

8.1 Grant of Restricted Stock Right Awards. Wal-Mart may make Restricted Stock Right Awards to those Associates or Non-Associate Directors as the Committee may determine in its sole discretion. Each Restricted Stock Right Award shall have those terms and conditions that are expressly set forth in, or are required by, the Plan and the Notice of Plan Award. The Notice of Plan Award may contain other terms and conditions as the Committee making the Restricted Stock Right Award may determine in its discretion.

8.2 Issuance of Restricted Stock Rights. Until the Restricted Stock Right is vested and the Shares subject to that right are issued or transferred to or purchased for the Associate or Non-Associate Director, the Associate or Non-Associate Director shall not have any beneficial ownership in any Shares subject to the Restricted Stock Right until Shares are issued, transferred or purchased upon satisfaction of the applicable Restriction, nor shall the Associate or Non-Associate Director have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any Restricted Stock Right or any interest therein. As a result of the restrictions in a Restricted Stock Right, except as required by any law, no Restricted Stock Right nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Associate or Non-Associate Director, whether as the direct or indirect result of any action of the Associate or Non-Associate Director or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

8.3 Number of Shares. An Associate or Non-Associate Director granted Restricted Stock Rights under a particular Restricted Stock Right Award shall, except as noted below, upon completion of the Vesting Period described in the Notice of Plan Award relating thereto, be entitled to receive that number of Shares described in the particular Notice of Plan Award. Where in the judgment of the Committee, it is in the interests of Wal-Mart to do so, in lieu of providing for the issuance of Subject Shares, a grant of a Restricted Stock Right Award may provide instead that Wal-Mart purchase shares on the open market on behalf of an Associate or Non-Associate Director (“Open Market Shares”).

8.4 Forfeiture. Restricted Stock Rights and the entitlement to Shares thereunder will be forfeited and all rights of an Associate or Non-Associate Director to such Restricted Stock Rights and the Shares thereunder will terminate if the Restricted Stock Rights do not vest.

8.5 Limitation of Rights. A Recipient of Restricted Stock Rights is not entitled to any rights of a holder of the Shares (e.g. voting rights and dividend rights), prior to the receipt of such shares pursuant to the Plan.

8.6 Withholding. The Committee may withhold any amounts necessary to collect any withholding taxes, or Shares up to the minimum number required for tax withholding, upon the taxable event relating to the Restricted Stock Right, provided, however, in some countries (e.g. Canada), the Committee may not withhold from Open Market Shares.

8.7 Compliance with Law. The granting of Restricted Stock Rights and the issuance of any Shares or the purchase of Open Market Shares subject thereto is subject to compliance by Wal-Mart with all applicable laws.

8.8 Deferral of Restricted Stock Rights. In the discretion of the Committee, upon completion of the Vesting Period described in the Notice of Plan Award relating thereto, any Recipient of Restricted Stock Right may elect to defer his or her receipt of Shares in accordance with rules and procedures established by the Committee.

STOCK APPRECIATION RIGHTS AND STOCK VALUE EQUIVALENT AWARDS

9.1 Grant. Wal-Mart may grant Stock Appreciation Rights and Stock Value Equivalent Awards to Associates or Non-Associate Directors on any terms and conditions the Committee deems desirable. A Recipient granted a Stock Appreciation Right will be entitled to receive on the date on which the Recipient properly elects to receive a payment in respect of his or her Stock Appreciation Rights an amount equal to (i) the excess of the Fair Market Value of a Share on that date over the Fair Market Value of a Share on the date of grant of the Recipient’s Stock Appreciation Right, (ii) a predetermined amount that is less than that excess or (iii) any other amount as may be set by the Committee, multiplied by the number of Share equivalents as to which the Recipient elects to receive the payment. A Recipient granted a Stock Value Equivalent Award will be entitled to receive on the date on which the Recipient properly elects to receive a payment in respect of his or her Stock Value Equivalent Award an amount equal to the Fair Market Value on that date multiplied by the number of Share equivalents as to which the Recipient elects to receive the payment.

9.2 Award Vesting. The Committee shall establish the conditions pursuant to which, and the period over which, the rights of the Recipient in Stock Appreciation Rights or a Stock Value Equivalent Award will fully or partially vest and the Recipient will be entitled to elect to receive any payment under his or her Plan Award.

9.3 Election to Receive Payments. A Recipient may elect to receive a payment to which the Recipient is entitled under the Plan Award by giving notice of such election to the Committee in accordance with the rules established by the Committee.

9.4 Payments to Recipients. Subject to the terms and conditions of the Plan Award granting the Stock Appreciation Right or the Stock Value Equivalent Award, a payment to a Recipient with respect to Stock Appreciation Rights or a Stock Value Equivalent Award may be made (i) in cash or by check, (ii) in Shares having an aggregate Fair Market Value on the date on which the Recipient elects to receive the payment equal to the amount of the payment to be made under the Plan Award or (iii) any combination of cash and Shares, as the Committee shall determine in its sole discretion. The Committee may elect to make this determination either at the time the Plan Award is granted, or with respect to payments contemplated in clauses (i) and (ii) above, at the time the Recipient makes his or her election to receive a payment with respect to the Plan Award. The Committee shall not make any payment in Shares if such payment would result in any adverse tax or other legal effect as to this Plan or Wal-Mart.

MISCELLANEOUS

10.1 Issuance of Stock Certificates; Book-Entry; or Purchase of Stock.

(a)	If a Recipient has the right to the issuance of any Shares pursuant to any Plan Award, Wal-Mart shall issue or cause to be issued a stock certificate or a book-entry crediting shares to the Recipient’s account promptly upon the exercise of the Plan Award or the right arising under the Plan Award.

(b)	A Recipient’s right to Open Market Shares pursuant to a Restricted Stock Right Award, shall not be satisfied by Wal-Mart’s issuance of shares but rather Wal-Mart shall purchase the Shares on the open market on behalf of the Associate by forwarding cash to an independent broker who will in turn purchase the Shares on the open market on behalf, and in the name of the Associate.

10.2 Section 162(m) Matters. The Compensation and Nominating Committee of the Board may grant Plan Awards that provide for the rights thereunder to accrue based on performance-based criteria and that is intended to qualify for the performance-based exception under Code Section 162(m)(4)(C). In granting any Performance Based Award, the Compensation Committee shall comply fully with the regulations promulgated with respect to Code Section 162(m); provided, however, that no Recipient who is a “covered employee” as defined in Code Section 162(m)(3) shall receive grants of Plan Awards with respect to more than 1,600,000 Shares and Share equivalents in any one fiscal year of Wal-Mart, subject to adjustment as provided in the paragraph captioned “Adjustments upon Changes in Capitalization or Mergers” below. Nothing in the Plan shall be construed to prevent the issuance of Plan Awards to any “covered employees” that are not Performance Based Awards if the Committee so elects. The Committee may establish rules and procedures, similar to those rules and procedures implemented pursuant to Sections 7.8 and 8.8, providing for the automatic deferral of Restricted Stock and/or Restricted Stock Rights (and related Shares) of Recipients who are “covered employees,” as defined in Code Section 162(m)(3), as necessary to avoid a loss of deduction under Code Section 162(m)(1).

10.3 Termination of Employment. Except as otherwise expressly set forth in the Plan, the Committee shall determine the effect of the termination of a Recipient’s employment, a Recipient’s disability or death or a Non-Associate Director’s ceasing to be a director of Wal-Mart during any applicable vesting period contained in a Plan Award made to the Recipient. During a period for which the Recipient is subject to administrative suspension, a Recipient’s right to exercise any rights under any Plan Award or the vesting of any rights under any Plan Award shall be suspended.

10.4 Termination for Cause. Notwithstanding anything to the contrary contained in the Plan, any Recipient whose Continuous Status as an Associate or Non-Associate Director is terminated by Wal-Mart for Cause shall forfeit all Plan Awards and Restricted Stock granted under the Plan, whether or not vested or otherwise exercisable.

10.5 Death of Recipient. If a Recipient dies, the Recipient’s Award may be exercised, in accordance with its terms or as allowed by law, by the Recipient’s estate or by a person who acquired the right to exercise the Award by bequest or inheritance, but only to the extent provided in the Option or Notice of Plan Award, or as the Committee may otherwise permit consistent with the terms of the Plan. Unless otherwise provided in the Option or Notice of Plan Award, (a) Awards may be exercised after death only to the extent the Recipient was otherwise entitled to exercise the Award at the date of the Recipient’s death and only if exercised within 12 months after the Recipient’s death, and (b) to the extent an Award was unvested at the date of death, the Award shall terminate.

10.6 Limitations on Liability and Award Obligations. Receiving a Plan Award or being the owner of any Option, Restricted Stock Award, Restricted Stock Right Award or Stock Appreciation Right shall not:

(a)	give a Recipient any rights except as expressly set forth in the Plan or in the Plan Award and except as a stockholder of Wal-Mart as set forth herein as to the Restricted Stock only;

(b)	as to Shares issuable on the exercise of Options or Stock Appreciation Rights payable in Shares, until the issuance (as evidenced by the appropriate entry on the books of Wal-Mart of a duly authorized transfer agent of Wal-Mart) of the Shares issued upon exercise of an Option or Stock Appreciation Right, give the Recipient the right to vote, or receive dividends on, the Shares to be issued upon exercise or any other rights as a stockholder with respect to the Optioned Stock or those Shares, notwithstanding the exercise of the Option or Stock Appreciation Right;

(c)	be considered a contract of employment or give the Recipient any right to continued employment, or to hold any position, with Wal-Mart or any Affiliate;

(d)	create any fiduciary or other obligation of Wal-Mart or any Affiliate to take any action or provide to the Recipient any assistance or dedicate or permit the use of any assets of Wal-Mart or any Affiliate that would permit the Recipient to be able to attain any performance criteria stated in the Recipient’s Plan Award;

(e)	create any trust, fiduciary or other duty or obligation of Wal-Mart or any Affiliate to engage in any particular business, continue to engage in any particular business, engage in any particular business practices or sell any particular product or products; or

(f)	create any obligation of Wal-Mart or any Affiliate that shall be greater than the obligations of Wal-Mart or that Affiliate to any general unsecured creditor of Wal-Mart or the Affiliate.

If Wal-Mart or an Affiliate terminates a Recipient’s employment with Wal-Mart or the Affiliate, the potential value of any Plan Award or Restricted Stock that must be returned to Wal-Mart will not be an element of any damages that the Recipient may have for any termination of employment or other relationship in violation of any contractual or other rights the Recipient may have.

10.7 No Liability of Committee Members. Wal-Mart shall indemnify and hold harmless each member of the Committee and each other officer, director and Associate of Wal-Mart or any Affiliate that has any duty or power relating to the administration of the Plan against any liability, obligation, cost or expense incurred by that person arising out of any act or omission to act in connection with the Plan or any Plan Award if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of Wal-Mart.

10.8 Adjustments upon Changes in Capitalization or Merger. Subject to any required action by the Wal-Mart stockholders, the number of Shares covered by each Plan Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Plan Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Plan Award, as well as the price per Share covered by any outstanding Plan Award that includes in its terms a price per Share, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Common Stock of Wal-Mart resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock of Wal-Mart, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by Wal-Mart. That adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive as to every person interested under this plan. Except as expressly provided herein, no issuance by Wal-Mart of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Plan Award.

10.9 Notification. Options, Restricted Stock Awards, Restricted Stock Right Awards and Stock Appreciation Rights shall be evidenced by Notifications or other award documents in the form approved by the Committee.

10.10 Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time without the approval of the Recipients or any other person, except to the extent any action of that type is required to be approved by the stockholders of Wal-Mart in connection with any outstanding Performance Based Awards.

10.11 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Arkansas, except that any matters relating to the internal governance of Wal-Mart shall be governed by the Delaware Law.

10.12 Superseding Existing Plans. Effective Date and Transition. The Plan supersedes the Wal-Mart Stores, Inc. Stock Option Plan of 1994, as amended, and the Wal-Mart Stores, Inc. 1997 Restricted Stock Plan. This Plan was approved by the Board on, and shall be effective as of, March 5, 1998, and was subsequently approved by the holders of a majority of the outstanding Shares at Wal-Mart’s 1998 annual stockholders’ meeting.

10.13 Funding. To the extent the Plan is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”), it is intended to be (and will be administered as) an unfunded employee pension plan benefiting a select group of management or highly compensated employees under the provisions of ERISA. It is intended that the Plan be “unfunded” for federal tax purposes and for purposes of Title I of ERISA.